As filed with the Securities and Exchange Commission on May 20, 1996

					      Registration No.  ---------

- -------------------------------------------------------------------------

		   SECURITIES AND EXCHANGE COMMISSION
			 Washington, D.C.  20549

				FORM S-3
		       PRE-EFFECTIVE AMENDMENT NO. 1
			 TO REGISTRATION STATEMENT

				  Under
		     The Securities Act of 1933




			   GOLD STANDARD, INC.
		  -----------------------------------
	 (Exact name of Registrant as specified in its charter)

	  UTAH                       1040                   87-0302579
- -------------------------      ---------------------     -----------------
 (State or other juris-        (Primary Standard          (I.R.S. Employer
diction of incorporation      Industrial Classifi-         Identification
    or organization)           cation Code Number)             Number)

			   712 Kearns Building
		       Salt Lake City, Utah  84101
			     (801) 328-4452
	   ---------------------------------------------------
	   (Address, including zip code, and telephone number,
	     including area code, of Registrant's principal
			   executive offices)
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                           Mr. Scott L. Smith
				President
			   712 Kearns Building
		       Salt Lake City, Utah  84101
			      (801) 328-4452
	       ------------------------------------------
		   (Name, address, including zip code,
	       and telephone number, including area code,
			  of agent for service)

				Copy to:

			  James W. Burch, Esq.
		   Jones, Waldo, Holbrook & McDonough
		    170 South Main Street, Suite 1500
		       Salt Lake City, Utah 84101

This Registration Statement consists of a total of 36 pages.
The Exhibit Index is on pages 29 and 30.

- -------------------------------------------------------------------------

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this PRE-EFFECTIVE AMENDMENT NO. 1 Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

		     CALCULATION OF REGISTRATION FEE


      Title                         Proposed       Proposed
  each class of                     maximum        maximum       Amount of
  securities to    Amount to be      price        aggregate      Registra-
  be registered     Registered     per share    offering price   tion fee
- ----------------   -------------  ------------  --------------   ---------
 Common stock(1)    7,680,000       $ 1.25 (1)  $ 9,600,000      $3,310.34(2)
($.001 par value)     shares

(1) Estimated solely for the purpose of calculating the registration fee and based upon the May 9, 1996 market price ($1.25 per share) on the NASDAQ automated quotation system for Gold Standard, Inc. Common Stock.

(2)     Previously paid with the filing of Form S-3 Registration
Statement of the Registrant filed with the Commission on May 13, 1996.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this

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Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

			  [END OF FACING PAGE]
					     Filed pursuant to RULE 424(C)
[Cover Page]                                of the Securities Act of 1933
				      REGISTRATION STATEMENT NO. --------

PROSPECTUS

			   GOLD STANDARD, INC.
			    7,680,000 SHARES

     This Prospectus covers seven million six hundred eighty thousand (7,680,000) shares (the "Securities" or the "Shares") of the Common Stock, $.001 par value ("Common Stock"), of Gold Standard, Inc. ("GSI" or the "Company") which are being offered by certain securityholders (the "Selling Securityholders") of the Company and which were or will be acquired by such persons either upon exercise by them of certain outstanding warrants of the Company or by direct purchase from the Company in private transactions. The Company's Common Stock is traded in the over-the-counter market and is quoted on NASDAQ under the symbol "GSTD." The Company's Common Stock is also traded on the Pacific Stock Exchange under the symbol "GAU".

		  -----------------------------------

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
	SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

		   -----------------------------------

	     THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK
		      SEE "PRINCIPAL RISK FACTORS"
		ON PAGES 7 THROUGH 10 OF THIS PROSPECTUS.

		   -----------------------------------

The Securities may be offered by or on behalf of the Selling Securityholders from time to time in or through transactions or distributions in the over-the-counter market, in privately negotiated transactions, on any stock exchange on which the Securities may be listed at prices prevailing in such market or exchange or as may be negotiated at the time of sale. The Securities may be publicly offered through underwriting syndicates or through dealers. In such event, the Selling Securityholders may enter into an agreement with respect to the Securities then offered providing for the sale of the Securities to, and for the purchase of such Securities being offered by, the members of such syndicate or such dealers. See "PLAN OF DISTRIBUTION."

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
     When a particular offer of Securities is made, to the extent required, a supplement to this Prospectus will be delivered together with this Prospectus setting forth with respect to such offer the aggregate principal amount of Securities offered and the terms of the offering, including the names of any underwriters, dealers or agents involved, any discounts, commissions and other items of compensation from, and the resulting net proceeds to, the Selling Securityholders. The Selling Shareholders and any agents, dealers, or underwriters that participate with the Selling Securityholders in the distribution of the Securities may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of the Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. This offering is expected to terminate no later than the date upon which all Selling Securityholders have sold all of the Securities held by them pursuant to the Registration Statement, as amended, which has been filed by the Company in connection with this Prospectus or otherwise or until they are legally permitted to sell their remaining Securities pursuant to an exemption from registration.

		   -----------------------------------


	       The date of this Prospectus is May 20, 1996


			   [End of Cover Page]
Page 4
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      No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied on as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such offer or solicitation would be unlawful. Neither delivery of this Prospectus nor any sale made hereunder at any time implies that information contained herein is correct as of any time subsequent to the date hereof.

			  AVAILABLE INFORMATION

     The Company is subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and accordingly files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information filed with the Commission are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at certain of the Commission's regional offices located at: Room 1228, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604; and Room 1100, Federal Building, 26 Federal Plaza, New York, New York 10278. Copies of such documents may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates.

     The Company has filed with the Commission, under the Securities Act, a registration statement on Form S-3 (herein, together with all amendments and exhibits thereto, collectively referred to as the "Registration Statement") with respect to the Securities offered hereby. This Prospectus does not contain all the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and are qualified in their entirety by reference to the copy of such contract or document appearing as an exhibit to the Registration Statement. Such Registration Statement and any amendments thereto, including exhibits filed as a part thereof, are available for inspection and copying as set forth above.


	     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission (File No. 0-9496) are incorporated herein by reference:

     The Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1995, and its Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 1995.

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     All documents filed by the Company pursuant to Section 13(a), 13(c),
14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents which are incorporated by reference herein, other than exhibits to such documents which are not specifically incorporated by reference therein. Requests should be directed to:
President, Gold Standard, Inc., 712 Kearns Building, Salt Lake City, Utah 84101 (Telephone (801) 328-4452).

			       THE COMPANY

     Gold Standard, Inc. was incorporated pursuant to the laws of the State of Utah on November 28, 1972, for the purpose of engaging in the exploration for, and the production and sale of, gold. The Company is presently engaged in acquiring, exploring, leasing and selling hard mineral properties, and developing those properties which have the most potential. The Company also seeks joint ventures or other financial arrangements with other companies to develop and/or operate the properties it controls. At present, the Company does not own or lease any ore body proven to be commercially viable. During fiscal year 1995 and to date, Registrant has continued to engage in exploration activities on its various mining properties. By way of priority, Registrant's activities on its property in the Mercur Mining District of Tooele County, Utah were the most important in terms of commitment of assets, followed by its continuing exploration of its properties in Uruguay, acquired in 1988 by Gold Standard South, a wholly owned subsidiary of Registrant, and its continuing exploration of its property in the Dugway Mining District of Tooele County, Utah. Those properties and those activities are further described under "Item 2: Properties," in the 1995 10-K. Registrant has continued similar exploration activities in fiscal year 1996.

     The Company's principal executive offices are located at 712 Kearns Building, Salt Lake City, Utah 84101, and its telephone number is (801) 328-4452.

Page 6
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                         PRINCIPAL RISK FACTORS

NO PRESENT ACTIVE MINING OPERATIONS

     COMPANY HAS NO PRESENT ACTIVE MINING OPERATIONS; COMPANY'S CASH FLOW AND WORKING CAPITAL SITUATION. Although the Company is actively engaged in mining exploration activities, the Company has no physical mining operations and no current cash flow or working capital is generated from the Company's mining operations. Currently, the only source of capital available to finance the Company's activities is through investment in the Company, principally attributable to the exercise of warrants to purchase the Company's stock and other capital infusions.


OTHER SPECIFIC RISKS RELATED TO GOLD STANDARD

     UNCERTAINTY OF LITIGATION. The Company is the plaintiff in a lawsuit filed on December 8, 1986, against American Barrick Resources Corporation ("Barrick"), Texaco, Inc., Getty Oil Company and Getty Mining Company ("GMC") and which was styled as GOLD STANDARD, INC. V. AMERICAN BARRICK RESOURCES CORPORATION, ET AL., (Civil Case No. 86-374), in the Third Judicial District Court of Utah in and for the County of Tooele, State of Utah. The lawsuit sought various alternative and cumulative remedies including the value of all gold mined from the Mercur Gold Mine, in Mercur, Utah (the "Mercur Mine") since 1983, and punitive and actual damages, which if considered in the aggregate could exceed one billion dollars ($1,000,000,000), from the defendants and certain of their subsidiaries. Texaco, Inc., as to its own conduct, was dismissed as a defendant by the District Court. Further, on May 13, 1993, settlement was reached with one of the defendants, Barrick, under which the Company received $5,225,000, pursuant to which the Company ceased claims of ownership in the Mercur Mine.

     On September 3, 1993, a jury returned a verdict in favor of the Company in the amount of $404,164,000 against GMC and Getty Oil Company (collectively, "Getty"). Subsequently, the presiding judge in the case granted a judgment notwithstanding the verdict which denied the jury's award to the Company. The Company appealed the District Court's ruling on the verdict and other rulings with respect to other claims in the case. Upon appeal, the Company has to pay taxable costs of court for Getty or bond against such costs. In the event that the Company is ultimately unsuccessful in prosecuting the appeal, the Company will have to pay taxable costs of court for Getty. Taxable costs of court are typically nominal compared to the overall amount at issue, and in the present case are expected to be approximately $47,398.29, plus an additional amount attributable to the appeal that is not expected to exceed $10,000.00. The appeal was argued before the Utah Supreme Court in June of 1995. A decision affirming the judgment of the lower court was issued on January 11, 1996. Following such decision, the Company filed a Petition for Rehearing with the Utah Supreme Court. On May 13, 1996, the Company was notified that the Court denied the Petition for Rehearing. No further action with respect to the case is expected to be taken by the Company.


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     Briefly stated, the lawsuit concerns the rights of the Company to the
Mercur Mine, located in the Camp Floyd Mining District (which district is better known as the Mercur Mining District) in Tooele County, Utah. Pursuant to an Operating Agreement between the Company and GMC, dated December 11, 1973 (the "Agreement"), GMC was to bear the expense of exploration and pre-mine development at the Mercur Mine until a feasibility study had confirmed the commercial practicality of placing into production mining operations at the Mercur Mine. After final completion of such feasibility study, the Company was to bear 25% and GMC 75% of the costs necessary to place the Mercur Mine, or a portion thereof, into production. In return for the Company's 25% payment, the Company was to receive a proportionate share of the profits "in kind" from the Mercur Mine. The Agreement further stated that if the Company did not participate in the costs, the Company would be limited to a 15% net profits interest from the operation of the Mercur Mine, and would not be entitled to take any share of the profits "in kind."

     In 1980, GMC commissioned a study that purported to be a feasibility study as described in the Agreement, and pursuant to such study, unilaterally began pre-development activities. GMC demanded that the Company pay 25% of GMC's costs. The Company, at the time of the study commissioned by GMC and continuously thereafter, maintained that the study was not a proper feasibility study as required by the Agreement. In March of 1982, GMC converted the Company's 25% interest in the Mercur Mine to a 15% net profits interest over the Company's objections that the conversion and GMC's prior actions were in violation of the Agreement. Such violations form the primary focus of the lawsuit.

     UNCERTAINTY OF FUNDING FOR EXPLORATION. The Company has historically attempted to fund its exploration and acquisition activities through joint venture arrangements, for the purpose and with the intent of minimizing the cost of such activities to the Company and allowing it to explore and acquire a greater number of properties than it would otherwise have been able to explore or acquire. The Company's participation in the Mercur Gold Project was through a joint venture with Getty Mining Company, which was subsequently sold to Texaco in 1984 and the mine was later sold to

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Barrick Mercur Mining Company in 1985.  The Company intends to enter into joint venture arrangements to explore and develop its other properties.
In the event the Company is unable to attract joint venturers in future years, it will be required to either reduce the level of its exploration and development activities or continue to fund exploration and development with its own capital. Unless the Company is able to raise substantial additional funds (as to which there can be no assurance), it would be unable to fund significant exploration and development activities on its own. In addition, if the Company's continuing exploration activities indicate economically minable ore on any other properties now owned or hereafter acquired by it, it would be required to expend potentially large sums to put such properties into production. Because the future success of the Company will depend in part on its ability to generate a positive cash flow from operations, the Company must raise substantial additional capital through debt, equity or joint venture financing to fund presently contemplated and any future production activities. Although the Company is pursuing such funding, there can be no assurance that such funding will be available in amounts or at times to meet the Company's needs. Even if such funding becomes available, there can be no assurance that any properties now owned or hereafter acquired by the Company can be mined economically.

     UNCERTAINTY OF PROPERTY ECONOMICS. The decision as to whether any of the mineral properties which the Company now holds or may acquire in the future contain commercially minable deposits, and should therefore be brought into production, depends upon the results of exploration programs and/or feasibility analysis and the recommendations of duly qualified engineers or geologists. Any such decision involves consideration and evaluation of several significant factors, including, but not limited to, the (a) costs of bringing a property into production, including exploration and development work, preparation of production feasibility studies and construction of production facilities, (b) availability and costs of financing, (c) ongoing costs of production, and (d) market prices for the mineral to be produced. There can be no assurance that any property now held by the Company or which may be acquired by the Company contains a commercially minable mineral deposit, and therefore no assurance that the Company will ever generate a positive cash flow from the Company's production operations.

     EXPLORATION AND DEVELOPMENT NATURE OF THE COMPANY. The Company's principal revenues are, and since its inception have been, joint venture payments and interest earned on the proceeds of its previous private offerings of its securities. To date, the Company's business has consisted solely of the acquisition and initial exploration and development of prospective mining properties. The Company has not had any period of profitable operations since its inception. Although various members of the Company's staff have experience in the mining industry, the Company has had no direct experience in the hands-on operation of a producing mine. In the future, if funds are available, the Company intends to obtain production capabilities, if needed, from its properties through joint venture arrangements with other companies with operating experience and capabilities. However, it is possible that the Company will be unsuccessful in making such arrangements and may be required to secure production capabilities, if needed, from its properties through its own efforts. There can be no assurance that it will be successful in doing so.
Page 9
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     NO DIVIDENDS.  For the foreseeable future, it is anticipated that the
Company will use any earnings to finance its growth and that dividends will not be paid to shareholders.

     MARKET OVERHANG. This Prospectus relates to the possible sale of 7,680,000 shares of the Common Stock of the Company during the duration of the effectiveness of the Registration Statement. As of May 20, 1996 there were approximately 14,847,500 shares of the Company's Common Stock outstanding. Due to the possibility that all or many of the shares proposed to be sold in this Prospectus could be sold in a relatively short period of time, there is a possibility that the sale of such shares might have an adverse effect on the market for and the price of the Company's Common Stock. Potential purchasers of shares of the Company's stock pursuant to this Prospectus should be aware of such possible adverse effects.

GENERAL RISKS RELATED TO THE MINING INDUSTRY

     NATURE OF MINERAL EXPLORATION. Exploration for minerals is highly speculative and involves greater risks than many other businesses. Many exploration programs do not result in the discovery of mineralization and any mineralization discovered may not be of sufficient quantity or quality to be profitably mined. Uncertainties as to the metallurgical amenability of any minerals discovered may not warrant the mining of these minerals on the basis of available technology. The Company's operations are subject to all of the operating hazards and risks normally incident to exploring for and developing mineral properties, such as encountering unusual or unexpected formations, environmental pollution, and personal injury.


     COMPETITION AND SCARCITY OF MINERAL LANDS. Many companies and individuals are engaged in the mining business, including large, established mining companies with substantial capabilities and long earnings records. There is a limited supply of desirable mineral lands available for claim staking, lease or other acquisition in the United States and other countries or areas where the Company contemplates conducting exploration activities. The Company may be at a competitive disadvantage in acquiring mining properties since it must compete with these individuals and companies, many of which have greater financial resources and larger technical staffs than the Company.

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     FLUCTUATION IN PRICE.  The market price of gold and other minerals is extremely volatile and beyond the control of the Company. If the price of gold or other minerals should drop dramatically, the value of the Company's properties which are being explored or developed for that mineral could also drop dramatically and the Company might not be able to recover its investment in those properties. The decision to put a mine into production, and the commitment of the funds necessary for that purpose, must be made long before the first revenues from production will be received. Price fluctuations between the time that such a decision is made and the commencement of production can change completely the economics of the mine. Although it is possible to protect against price fluctuations by hedging in certain circumstances, the volatility of the prices of gold and other minerals represents a substantial risk in the mining industry generally which no amount of planning or technical expertise can eliminate.

     ENVIRONMENTAL CONTROLS. Compliance with environmental quality requirements and reclamation laws imposed by federal, state, and local governmental authorities may necessitate significant capital outlays, may materially affect the economics of a given property, or may cause material changes or delays in the Company's intended activities. New or different environmental standards imposed by any governmental authority in the future may adversely affect the Company's activities.

     UNCERTAINTY OF TITLE. Since many of the Company's mining properties are unpatented mining claims, the Company has only possessory title with respect to those claims. Because title to unpatented mining claims is subject to inherent uncertainties, it is difficult to determine conclusively the ownership of such claims. In addition, in order to retain title to an unpatented mining claim, a claim holder must meet annual assessment work requirements and comply with stringent state and federal regulations pertaining to the filing of assessment work affidavits. Since most mining claims in the United States are unpatented, this uncertainty is inherent in the mining industry.

			DESCRIPTION OF SECURITIES

     The Company has authorized capital stock consisting of 100,000,000 shares of Common Stock, par value $.001 per share. All shares are non-assessable. The Common Stock has noncumulative voting rights. Each outstanding share is entitled to one vote on each matter submitted to a vote at any meeting of stockholders. A majority of the outstanding Common Stock may elect the entire Board of Directors. Other than registration rights and certain rights of FCMI Financial Corporation to acquire certain percentages of any partial issuances of its Common Stock by the Company as further described in the documents incorporated herein by reference), there are no preemptive rights, or other subscription, conversion rights or other shareholder rights with respect to the shares of the Company's Common Stock. On liquidation, holders of the Common Stock are entitled to

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receive, pro rata, the Company's assets remaining after payment of all debts of the Company. Holders of Common Stock are entitled to such dividends as the Board of Directors may declare.

     American Registrar and Stock Transfer Co., Salt Lake City, Utah, is the Company's transfer agent for its Common Stock.

			  PLAN OF DISTRIBUTION

     The Securities offered hereby may be sold from time to time to purchasers directly by any of the Selling Securityholders at varying prices determined at the time of sale or at negotiated prices. Alternatively, the Securities may be offered from time to time by the Selling Securityholders through agents, brokers, dealers or underwriters, and such agents, brokers, dealers or underwriters may receive compensation in the form of underwriting discounts, commissions or concessions from the Selling Securityholders and/or the purchasers of the Securities for whom they act. The Selling Securityholders and any such underwriters, dealers or agents that participate in the distribution of the Securities may be deemed to be underwriters, and any profit on the sale of the Securities by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Company will receive no proceeds from this offering other than the exercise price attributable to the exercise of warrants.

     At the time a particular offer of Securities is made, to the extent required, a supplement to this Prospectus will be distributed and will describe any material arrangements for the distribution of the Securities, including the aggregate principal amount and type of Securities being offered, the identity of the Selling Securityholder or Securityholders, the names of any underwriters, brokers, dealers or agents, the purchase price paid by any underwriter for Securities purchased from the Selling Securityholders, any discounts, commissions or concessions and other items constituting compensation from the Selling Securityholders and/or the Company and any discount concessions or commissions allowed, reallowed or paid to dealers, including the proposed selling price to the public, the expenses of the offering and the net proceeds to the Selling Securityholders.

     To comply with certain states' securities laws, if applicable, the Securities will be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the Securities may not be sold unless they have been registered or qualified for sale in such states or an exemption from registration or qualification is available and is complied with.

     There are no arrangements or agreements with any brokers or dealers to act as underwriters of the Securities as of the date hereof. Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Securities may not simultaneously engage in market making activities with respect to the Securities for a period of nine (9) business days prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Securityholders

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will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rules 10b-2, 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of any of the Securities by the Selling Securityholders. Therefore, Selling Securityholders are advised to consult their counsel prior to initiating any such transaction. All of the foregoing may affect the marketability of the Securities and the ability of any broker, dealer or underwriter to engage in market making activities with respect to the Securities.

     The Company will pay substantially all of the expenses incident to this offering and sale of the Securities to the public other than commissions and discounts of underwriters, dealers or agents.

     The Company will use its best efforts to keep the Registration Statement of which this Prospectus forms a part continuously effective until the Selling Securityholders have sold all of the Securities of the Company which are being registered hereunder or until they are legally permitted to sell all of such Securities to the public under the Securities Act without an effective registration statement in place with respect thereto.


			 SELLING SECURITYHOLDERS

     The following table sets forth certain information with respect to the Selling Securityholders and the Securities held by each Selling Securityholder. Because the Selling Securityholders may actually offer and/or sell less than all of the Securities offered by this Prospectus, and because this offering is not being underwritten on a firm commitment basis, it is not possible to state with certainty the amount of Securities that will be held by the Selling Securityholders after completion of this offering. Therefore, the table below assumes that all Securities offered by this Prospectus will be sold. The Securities offered by this Prospectus may be offered from time to time in whole or in part by the Selling Securityholders. See "Plan of Distribution."

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                               Amount of
			       Securities             Amount of      %
				 Owned     Amount of  Securities  of Class
				 Prior    Securities    Owned      Owned
	 Selling                to the      to be     After the  After the
      Securityholder           Offering    Offered     Offering   Offering
- ---------------------------    ---------  ----------  ---------   --------

FCMI Financial Corporation   3,930,000(1)  600,000(2)      0%         0%
					 1,080,000(3)

Continental Casualty Company 2,650,000   1,325,000(2)      0%         0%
					 1,325,000(3)

Odyssey Partners, L.P.       1,030,000     515,000(2)      0%         0%
					   515,000(3)

Sun Valley Gold, L.P.          610,000     305,000(2)      0%         0%
					   305,000(3)
Sun Valley Gold
  International, Ltd.        1,710,000     855,000(2)      0%         0%
					   855,000(3)
- -----------------------------------

(1) Two million two hundred fifty thousand of these Shares were registered pursuant to Amendment No. 4 to Form S-3 Registration Statement
(Registration No. 33-47659), declared effective by the Commission on October 13, 1995. At the effective date of such Amendment No. 4, FCMI Financial Corporation ("FCMI") owned 2,730,000 shares (rather than
2,250,000 Shares, which was reported in error in such Amendment No. 4).
In May of 1996, FCMI purchased 600,000 Shares and 600,000 warrants (one share and one warrant being referred to collectively as "Unit"), for $1.00 per Unit. The warrants are valid for a period of three years, with an exercise price of $1.50 per Share.

(2) These Shares have been or will be acquired by the Selling
Securityholders upon exercise by them of certain outstanding warrants of the Company.

(3) These Shares were acquired by the Selling Securityholders by direct purchase from the Company in a private transaction.

     Pursuant to action duly taken by the Board of Directors of the Company on June 14, 1991, the exercise price of all outstanding warrants of the Company, as set forth in Exhibit 10.3 hereto, was reduced by fifty cents ($0.50) per share. Pursuant to action duly taken by the Board of Directors of the Company on June 15, 1994, the expiration date of all outstanding warrants of the Company was extended by two years.

     None of the Selling Securityholders has held any office or maintained any relationship with the Company or any of its affiliates over the past three (3) years other than as stockholders of the Company.

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
                              LEGAL MATTERS

     Certain legal matters with respect to the Securities offered hereby will be passed upon for the Company by Jones, Waldo, Holbrook & McDonough, 170 South Main Street, Suite 1500, Salt Lake City, Utah 84101.


				 EXPERTS

     The financial statements included in the Company's Annual Report on Form 10-K for the year ended October 31, 1995, and all amendments thereto, are incorporated herein by reference in reliance on the report of Foote, Passey, Griffin and Company ("FPG"), 310 South Main Street, Suite 1420, Salt Lake City, Utah 84101, independent certified public accountants, given on the authority of that firm as experts in accounting and auditing. FPG are the current principal accountants for the Company.

				 PART II
			INFORMATION NOT REQUIRED
			      IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

	  Federal Registration Fee . . . . . . . . . . . . . . . $3,310.34
	  Legal Fees and Expenses  . . . . . . . . . . . . . . .  3,000*
	  Accounting Fees and Expenses . . . . . . . . . . . . .  1,000*
	  Blue Sky Fees and Expenses . . . . . . . . . . . . . .    -0-*

			      Total  . . . . . . . . . . . . . . $7,310.34


*  All amounts are estimated other than the federal registration fee.

Item 15.  Indemnification of Directors and Officers.

     Section 16-10a-840, Utah Code Annotated 1953, as amended (Utah Revised Business Corporation Act) provides as follows:

	  (1) Each director shall discharge his duties as a director, including duties as a member of a committee, and each officer with discretionary authority shall discharge his duties under that authority:

	       (a)     in good faith;

	       (b) with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and

	       (c) in a manner the director or officer reasonably believes to be in the best interests of the corporation.

	  (2) In discharging his duties, a director or officer is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by:

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
               (a) one or more officers or employees of the corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented;

	       (b) legal counsel, public accountants, or other persons as to matters the director or officer reasonably believes are within the person's professional or expert competence; or

	       (c) in the case of a director, a committee of the board of directors of which he is not a member, if the director reasonably believes the committee merits confidence.

	  (3) A director or officer is not acting in good faith if he has knowledge concerning the matter in question that makes reliance otherwise permitted by Subsection (2) unwarranted.

	  (4) A director or officer is not liable to the corporation, its shareholders, or any conservator or receiver, or any assignee or successor-in-interest thereof, for any action taken, or any failure to take any action, as an officer or director, as the case may be, unless:

	       (a) the director or officer has breached or failed to perform the duties of the office in compliance with this section; and

	       (b) the breach or failure to perform constitutes gross negligence, willful misconduct, or intentional infliction of harm on the corporation or the shareholders.

     Section 16-10a-841, Utah Code Annotated 1953, as amended (Utah Revised Business Corporation Act) provides as follows:

	  (1) Without limiting the generality of Subsection 16-10a-840(4), if so provided in the articles of incorporation or in the bylaws or a resolution to the extent permitted in Subsection (3), a corporation may eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for any action taken or any failure to take any action as a director, except liability for:

	       (a) the amount of a financial benefit received by a director to which he is not entitled;

	       (b) an intentional infliction of harm on the corporation or the shareholders;

	       (c)     a violation of Section 16-10a-842; or

	       (d)     an intentional violation of criminal law.

          (2) No provision authorized under this section may eliminate or limit the liability of a director for any act or omission occurring prior to the date when the provision becomes effective.

	  (3) Any provision authorized under this section to be included in the articles of incorporation may also be adopted in the bylaws or by resolution, but only if the provision is approved by the same percentage of shareholders of each voting group as would be required to approve an amendment to the articles of incorporation including the provision.


	  (4) Any foreign corporation authorized to transact business in this state, including any federally chartered depository institution authorized under federal law to transact business in this state, may adopt any provision authorized under this section.

	  (5) With respect to a corporation that is a depository institution regulated by the Department of Financial Institutions or by an agency of the federal government, any provision authorized under this section may include the elimination or limitation of the personal liability of a director or officer to the corporation's members or depositors.

     Section 16-10a-902, Utah Code Annotated 1953, as amended (Utah Revised Business Corporation Act) provides as follows:

	  (1) Except as provided in Subsection (4), a corporation may indemnify an individual made a party to a proceeding because he is or was a director, against liability incurred in the proceeding if:

	       (a)     his conduct was in good faith; and

	       (b) he reasonably believed that his conduct was in, or not opposed to, the corporation's best interests; and

	       (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

          (2) A director's conduct with respect to any employee benefit plan for a purpose he reasonably believed to be in or not opposed to the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of Subsection
     (1)(b).


	  (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

	  (4) A corporation may not indemnify a director under this section:

	       (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

	       (b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

	  (5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

     Section 16-10a-903, Utah Code Annotated 1953, as amended (Utah Revised Business Corporation Act) provides as follows:

	  Unless limited by its articles of incorporation, a corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue, or matter in the proceeding, to which he was a party because he is or was a director of the corporation, against reasonable expenses incurred by him in connection with the proceeding or claim with respect to which he has been successful.

     Section 16-10a-904, Utah Code Annotated 1953, as amended (Utah Revised Business Corporation Act) provides as follows:

	  (1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

	       (a) the director furnishes the corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct described in Section 16-10a-902;

               (b) the director furnishes to the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and

	       (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under this part.

	  (2) The undertaking required by Subsection (1)(b) must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

	  (3) Determinations and authorizations of payments under this section shall be made in the manner specified in Section 16-10a-906.

     Section 16-10a-905, Utah Code Annotated 1953, as amended (Utah Revised Business Corporation Act) provides as follows:

	  Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

	       (1) if the court determines that the director is entitled to mandatory indemnification under Section 16-10a-903, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; and

	       (2) if the court determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the applicable standard of conduct set forth in Section 16-10a-902 or was adjudged liable as described in Subsection 16-10a-902(4), the court may order indemnification as the court determines to be proper, except that the indemnification with respect to any proceeding in which liability has been adjudged in the circumstances described in Subsection 16-10a-902(4) is limited to reasonable expenses incurred.

     Section 16-10a-906, Utah Code Annotated 1953, as amended (Utah Revised Business Corporation Act) provides as follows:

	  (1) A corporation may not indemnify a director under Section 16-10a-902 unless authorized and a determination has been made in the specific case that indemnification of the director is permissible in the circumstances because the director has met the applicable standard of conduct set forth in Section 16-10a-902. A corporation may not advance expenses to a director under Section 16-10a-904 unless authorized in the specific case after the written affirmation and undertaking required by Subsections 16-10a-904(1)(a) and (b) are received and the determination required by Subsection 16-10a-904
     (1)(c) has been made.

	  (2) The determinations required by Subsection (1) shall be made:

	       (a) by the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

               (b) if a quorum cannot be obtained as contemplated in Subsection (2)(a), by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding, except that directors who are parties to the proceeding may participate in the designation of directors for the committee;

	       (c)     by special legal counsel:

		    (i) selected by the board of directors or its committee in the manner prescribed in Subsection (a) or
	       (b); or

		    (ii) if a quorum of the board of directors cannot be obtained under Subsection (a) and a committee cannot be designated under Subsection (b), selected by a majority vote of the full board of directors, in which selection directors who are parties to the proceeding may participate; or

	       (d) by the shareholders, by a majority of the votes entitled to be cast by holders of qualified shares present in person or by proxy at a meeting.

	  (3) A majority of the votes entitled to be cast by the holders of all qualified shares constitutes a quorum for purposes of action that complies with this section. Shareholders' action that otherwise complies with this section is not affected by the presence of holders, or the voting, of shares that are not qualified shares.

	  (4) Unless authorization is required by the bylaws, authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible. However, if the determination that indemnification or advance of expenses is permissible is made by special legal counsel, authorization of indemnification and advance of expenses shall be made by a body entitled under Subsection (2)(c) to select legal counsel.

     Section 16-10a-907, Utah Code Annotated 1953, as amended (Utah Revised Business Corporation Act) provides as follows:

	  Unless a corporation's articles of incorporation provide otherwise:

	       (1) an officer of the corporation is entitled to mandatory indemnification under Section 16-10a-903, and is entitled to apply for court-ordered indemnification under
	  Section 16-10a-905, in each case to the same extent as a director;

               (2) the corporation may indemnify and advance expenses to an officer, employee fiduciary, or agent of the corporation to the same extent as to a director; and

	       (3) a corporation may also indemnify and advance expenses to an officer, employee fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

     Section 16-10a-908, Utah Code Annotated 1953, as amended (Utah Revised Business Corporation Act) provides as follows:

	  A corporation may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while serving as a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation or other person, or of an employee benefit plan, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify him against the same liability under Section 16-10a-902, 16-10a-903, or 16-10a-907. Insurance may be procured from any insurance company designated by the board of directors, whether the insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

     Section 16-10a-909, Utah Code Annotated 1953, as amended (Utah Revised Business Corporation Act) provides as follows:

	  (1) A provision treating a corporation's indemnification of, or advance for expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract (except an insurance policy) or otherwise, is valid only if and to the extent the provision is not inconsistent with this part. If the articles of incorporation limit indemnification or advance of expenses, indemnification and advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.

	  (2) This part does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with the director's appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent to the proceeding.

     Article IX of the Company's By-Laws provides as follows:

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
                               ARTICLE IX

			     INDEMNIFICATION
			     ---------------

     Section 1. The corporation shall indemnify, subject to the requirements of Section 3 of this by-law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The corporation shall grant indemnity even though such threatened, pending or completed action or suit is by or in the right of the corporation, however in such event the indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of the case and, in respect of any claim, issue or matter as to which such person shall have been adjudged in any such action or suit to be liable for negligence or misconduct in the performance of his duty to the corporation, shall not be made without court approval.

     Section 2. To the extent that any person described in Section 1 of this by-law has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 of this by-law, or in the defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 3. Any indemnification under Section 1 of this by-law (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that the director, officer or employee has met the applicable standard of conduct set forth in Section 1 of this by-law. Such determination shall be made by the Board of Directors by a majority vote of a quorum of the directors, or by the shareholders.

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
     Section 4. The corporation shall pay in advance of the final disposition of a civil or criminal action, suit or proceeding expenses incurred by a director, officer or employee in defending such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this by-law.

     Section 5. The indemnification provided by this by-law shall not limit the corporation from providing any other indemnification permitted by law nor shall it be deemed exclusive of any other rights to which each of those indemnified may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 6. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this by-law.

     The Company has not amended its Articles of Incorporation or its By-Laws to include a provision eliminating or limiting the personal liability of its directors as provided by Section 16-10-49.1, Utah Code Annotated 1953, as set forth above.

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
Item 16.  EXHIBITS.

Exhibit
Number     Description


- -----------------------------------
4.1.1     Shelf Registration Agreements between Company and Stanley D.
	  Michaelson(1)

4.1.2     Shelf Registration Agreement between Company and David L.
	  Clarke(1)

4.1.3     Shelf Registration Agreement between Company and Richard A.
	  Boulay(1)

4.1.4 Shelf Registration Agreement between Company and FCMI Financial Corporation(1)

4.2.1     Agency Agreement between Company and Dean Witter Reynolds
	  (Canada) Inc.(2)

4.2.2 Warrant Certificate, including registration rights agreement, between Company and Dean Witter Reynolds (Canada) Inc.(2)

4.3.1 Subscription Agreements between Company and Pictet et Cie. Geneva, Switzerland(2)

4.3.2     Subscription Agreement between Company and Credit Lyonnais,
	  Paris, France(2)

4.3.3 Subscription Agreement between Company and Barclay's Bank S.A., Paris, France(2)

4.3.4 Subscription Agreement between Company and Assicurazioni Generali SPA, London, England(2)

5.1 Form of Opinion of Jones, Waldo, Holbrook & McDonough as to the legality of the shares (included as part of Exhibit 5.1)

10.1 Stock Purchase Agreement dated July 18, 1988 between Company and FCMI Financial Corporation, including Exhibit No. 4, thereto, relating to "Piggyback" registration rights(2)

10.2 Stock Purchase Agreement, dated June 25, 1987, between Company and 321264 B.C. Ltd.(1)

10.3 Warrant Purchase Agreement dated June 14, 1991, between 321264 B.C. Ltd., FCMI Financial Corporation and Company, including as an exhibit thereto a Notice of Reduction of Exercise Price on Outstanding Warrants of the Company, as of June 14, 1991(3)

10.4 Letter of Intent, dated April 29, 1996, between Sun Valley Gold Company and the Company(3)

24.1 Consent of Foote, Passey, Griffin and Company, Certified Public Accountants(3)

24.3 Consent of Jones, Waldo, Holbrook & McDonough (included as part of Exhibit 5.1)
		  ------- ---

25.1      Power of Attorney (in signature page)

- -----------------------------------
(1) Previously filed as an exhibit to the Registration Statement on Form S-3, Registration Statement No. 33-25752, effective as of January 9, 1989.

(2) Previously filed on January 19, 1990, as an exhibit to Amendment No. 1, Registration No. 33-31960, to Registration Statement No. 33-25752, which amendment became effective as of February 6, 1990.

(3)     Filed herewith as an exhibit to this Registration Statement.

Item 17.  UNDERTAKINGS.

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions referred to in Item 15 (other than the insurance policies referred to therein), or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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
     The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

	   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

	   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

	   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material changes to such information in the Registration Statement; provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                               SIGNATURES
			       ----------

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

				     GOLD STANDARD, INC.


Date:  May 20, 1996                  By    /s/ Scott L. Smith
				       ----------------------------------
				       Scott L. Smith, President

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby reappoints Scott L. Smith as his attorney-in-fact to sign and file on his behalf individually and in the capacity stated below any and all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.


Date:  May 20, 1996                  By  /s/ Scott L. Smith
				       -----------------------------------
				       Scott L. Smith, President,
				       Treasurer, Principal Executive
				       Officer, Principal Financial
				       Officer, Principal Accounting
				       Officer

Date:             , 1996             By
      -----------                      -----------------------------------
				       David L. Clarke, Director



Date:  May 20, 1996                  By  /s/ Charles W. Shannon
				       -----------------------------------
				       Charles W. Shannon, Director

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                              EXHIBIT INDEX

Exhibit
Number     Description

- -----------------------------------
4.1.1     Shelf Registration Agreements between Company and Stanley D.
	  Michaelson(1)

4.1.2     Shelf Registration Agreement between Company and David L.
	  Clarke(1)

4.1.3     Shelf Registration Agreement between Company and Richard A.
	  Boulay(1)

4.1.4 Shelf Registration Agreement between Company and FCMI Financial Corporation(1)

4.2.1     Agency Agreement between Company and Dean Witter Reynolds
	  (Canada) Inc.(2)

4.2.2 Warrant Certificate, including registration rights agreement, between Company and Dean Witter Reynolds (Canada) Inc.(2)

4.3.1 Subscription Agreements between Company and Pictet et Cie. Geneva, Switzerland(2)

4.3.2     Subscription Agreement between Company and Credit Lyonnais,
	  Paris, France(2)

4.3.3 Subscription Agreement between Company and Barclay's Bank S.A., Paris, France(2)

4.3.4 Subscription Agreement between Company and Assicurazioni Generali SPA, London, England(2)

5.1 Form of Opinion of Jones, Waldo, Holbrook & McDonough as to the legality of the shares(3)

10.1 Stock Purchase Agreement dated July 18, 1988 between Company and FCMI Financial Corporation, including Exhibit No. 4, thereto, relating to "Piggyback" registration rights(2)

10.2 Stock Purchase Agreement, dated June 25, 1987, between Company and 321264 B.C. Ltd.(1)

10.3 Warrant Purchase Agreement dated June 14, 1991, between 321264 B.C. Ltd., FCMI Financial Corporation and Company, including as an exhibit thereto a Notice of Reduction of Exercise Price on Outstanding Warrants of the Company, as of June 14, 1991(3)

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10.4      Letter of Intent, dated April 29, 1996, between Sun Valley Gold
	  Company and the Company(3)

24.1 Consent of Foote, Passey, Griffin and Company, Certified Public Accountants(3)

24.3 Consent of Jones, Waldo, Holbrook & McDonough(3) (included as part of Exhibit 5.1)
		  ------- ---

25.1      Power of Attorney (in signature page)

- -----------------------------------
(1) Previously filed as an exhibit to the Registration Statement on Form S-3, Registration Statement No. 33-25752, effective as of January 9, 1989.

(2) Previously filed on January 19, 1990, as an exhibit to Amendment No. 1, Registration No. 33-31960, to Registration Statement No. 33-25752, which amendment became effective as of February 6, 1990.

(3)     Filed herewith as an exhibit to this Registration Statement.